UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 30, 2012

Energizer Holdings, Inc.
(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
533 Maryville University Drive
St. Louis, Missouri 63141
(Address of principal executive offices)
Registrant's telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
Energizer Holdings, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to the Company's Current Report on Form 8-K dated January 30, 2012, which was originally filed on February 1, 2012 (the “Original 8-K”), to update disclosures made under Item 5.07 regarding the frequency of future shareholder non-binding advisory votes on executive compensation (“Say-on-Pay”).
Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. This Amendment No. 1 supplements and does not supersede the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company's 2012 Annual Meeting of Shareholders on January 30, 2012, the shareholders cast a majority of votes for the holding of Say-on-Pay votes on an annual basis. In light of this result and other factors considered by the Board of Directors of the Company, on April 30, 2012, the Board of Directors determined that the Company will hold annual Say-on-Pay votes until the next advisory vote on the frequency of Say-on-Pay votes occurs. The next non-binding advisory vote regarding the frequency of Say-on-Pay is required to be held no later than the Company's 2018 Annual Meeting of Shareholders, although an earlier vote regarding the frequency of Say-on-Pay votes may be held at the discretion of the Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.
By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer
Dated: May 1, 2012